                                                                    EXHIBIT 3.30

                                    BY-LAWS


                                       OF


                               CASINO MAGIC CORP.


                           (A MINNESOTA CORPORATION)

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

BY-LAW 1.01.  The following words or phrases when used in these By-Laws, shall
-----------
have the meanings set forth below:

     a. "Articles of Incorporation" shall mean the Articles of Incorporation of the Corporation.

     b. "Board of Directors" shall mean the Board of Directors of the Corporation.

     c.  "Corporation" shall mean Casino Magic Corp.

     d.  "Director" shall mean a member of the Board of Directors.

     e. "Shares" shall mean the authorized shares of the Corporation as identified in the Corporation's Articles of Incorporation.

     f. "Shareholder" or "shareholders" shall mean a shareholder or the shareholders of record of the Corporation.

     g. "Statute" shall mean the applicable statute or statutes of the Minnesota Business Corporation Act, being Chapter 270 of the 1981 Laws of Minnesota.

     h. "Voting Shares" shall mean the shares which entitle the record owner to vote on matters relating to the affairs of the Corporation under the Articles of Incorporation or by statute.

                                  ARTICLE II
                           OFFICES, BOOKS AND RECORDS
                           --------------------------

BY-LAW 2.01  REGISTERED AND OTHER OFFICES.  The registered office of the
-----------------------------------------
Corporation in Minnesota shall be that most recently adopted either in the Articles of Incorporation or any amendment thereto, or by the Board of Directors in a statement filed with the Secretary of State of Minnesota establishing the registered office in the manner prescribed by law. The Corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

BY-LAW 2.02   MAINTENANCE OF RECORDS.  The original books and records of the
------------------------------------
Corporation, or copies thereof, shall be maintained at the principal executive office of the Corporation. Certain records, statements and agreements, or copies thereof, shall be available for examination by the shareholders on such terms and conditions as the Board of Directors may from time to time impose, consistent with statute.

                                  ARTICLE III
                             SHAREHOLDERS' MEETING
                             ---------------------

BY-LAW 3.01   PLACE.  Meetings of the shareholders shall be held in the county
-------------------
where the principal executive office of the Corporation is located; provided that any meeting not called by or at the demand of a shareholder or shareholders pursuant to statute, may be held at such other place as the chief executive officer or the Board of Directors may designate.

BY-LAW 3.02   REGULAR MEETING.  A regular meeting of the shareholders shall be
-----------------------------
held during the third month following the end of the Corporation's fiscal year for federal income tax purposes, on such date, and at such time and place, as may be specified by the chief executive officer, unless some other date, time or place is specified by the Board of Directors.

BY-LAW 3.03   SPECIAL MEETING.  A special meeting of the shareholders may be
-----------------------------
called for any purpose by the chief executive officer, the chief financial officer, the Board of Directors, or a shareholder or shareholders holding at least ten percent of the voting shares of the Corporation. A special meeting of the shareholders shall be called by the Board of Directors on the demand, pursuant to statute, of shareholders holding at least ten percent of the outstanding voting shares of the Corporation. Business transacted at any special meeting of the shareholders shall be confined to the purposes stated in the notice of such meeting.

BY-LAW 3.04   NOTICE.  Written notice of the place, date and time of any
--------------------
meeting of the shareholders shall be given to each shareholder entitled to vote thereat by mailing said notice postage prepaid, to the shareholder's address of record. Notice of a regular meeting of the shareholders shall be given at least ten days before the meeting. Notice of a special meeting shall be given at least five days before the meeting. No notice of any meeting of the shareholders may be mailed more than sixty days before such meeting. The notice of any special meeting shall set forth the purposes of the meeting and, in a general nature, the business to be transacted. In determining the number of days of notice required under this By-Law, the date upon which any notice is deposited in the U.S. Mail shall be included as one day and the date of the meeting which is the subject of the notice shall not be included.

BY-LAW 3.05   WAIVER OF NOTICE; CONSENT MEETINGS.  Notice of the time, place
------------------------------------------------
and purpose of any meeting of the shareholders may be waived by any shareholder before, at, or after any such meeting. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing signed by all shareholders who would be entitled to a notice of meeting for such purpose. Attendance at a meeting of the shareholders is a waiver of the notice of that meeting, unless at the beginning of that meeting a shareholder objects that the meeting is not lawfully called or convened, or unless prior to the vote on any item of business, a shareholder objects that the item may not be lawfully considered at that meeting and such shareholder does not participate in the consideration of that item at that meeting.

BY-LAW 3.06    QUORUM; ADJOURNMENT.  The presence at any meeting, in person or
----------------------------------
by proxy, of the shareholders owning at least one-third of the outstanding voting shares shall constitute a quorum for the transaction of business. Once a quorum is established at any meeting of the shareholders, the voluntary withdrawal of any shareholder from the meeting shall not affect the authority of the remaining shareholders to conduct any business which properly comes before the meeting. In the absence of a quorum, those present may adjourn the meeting from day to day or time to time without further notice other than announcement at such meeting of such date, time and place of the adjourned meeting. At an adjourned meeting of the shareholders at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

BY-LAW 3.07    VOTING; RECORD DATE.  At each meeting of the shareholders, each
----------------------------------
shareholder entitled to vote thereat may vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. At a meeting of the shareholders, each shareholder shall have one vote for each voting share standing in such shareholder's name on the books of the Corporation, or on the books of any transfer agent appointed by the Corporation, on the record date established by the Board of Directors, which date may not be more than sixty days from the date of any such meeting. If no record date has been established, the record date shall be as of the close of business on the date of the original notice of the meeting of the shareholders, or the date immediately preceding the date such notice is mailed to the shareholders, whichever is earlier. Upon the demand of any shareholder at the meeting, the vote for directors, or the vote upon any question before the meeting, shall be by written ballot. All elections shall be effected, and all questions shall be decided, by shareholders owning a majority of the shares present in person and by proxy, except as otherwise specifically provided for by statute or by Articles of Incorporation.

BY-LAW 3.08    VOTING; CUMULATIVE.  Except to the extent limited or prevented by
---------------------------------
the Articles of Incorporation, shareholders may cumulate their votes in the election of directors, if, more than 48 hours, prior to any meeting of the shareholders at which such directors are to be elected, any officer of the Corporation receives written notice from a shareholder of such shareholder's intention to cumulate votes in the election of directors. If such notice is received, the person presiding as chairman over such meeting shall announce, before the election of such directors, that all shareholders shall cumulate their votes in the election of directors. A shareholder shall cumulate votes by multiplying the number of members of the Board of Directors to be elected by the number of shares owned by such shareholder, and casting the resulting number of votes for one candidate, or dividing such votes among any number of candidates, for membership on the Board of Directors.

BY-LAW 3.09    PRESIDING OFFICER.  The chief executive officer of the
--------------------------------
Corporation or any person so designated by the chief executive officer shall preside as chairman over all meetings of the shareholders; provided, however, that in the absence of the chief executive officer or his designee at any meeting of the shareholders, the meeting shall choose any person present to act as the presiding officer of the meeting.

BY-LAW 3.10    CONDUCT OF MEETINGS OF SHAREHOLDERS.  Subject to the following,
--------------------------------------------------
meetings of shareholders generally shall follow accepted rules of parliamentary procedure:

          a. The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          b. If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

          c. The chairman may ask or require that anyone leave the meeting who is not a bona fide shareholder of record entitled to notice of the meeting, or a duly appointed proxy thereof.

BY-LAW 3.11    INSPECTORS OF ELECTION.  The Board of Directors in advance of any
-------------------------------------
meeting of shareholders may appoint one or more inspectors to act at such meeting or adjournment thereof. If inspectors of election are not so appointed, the person acting as chairman of any such meeting may, and on the request of any shareholder or his or her proxy shall, make such appointment. In case any person appointed as inspector shall fail to appear to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the officer or person acting as chairman. The inspectors of election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, and shall receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. No inspector whether appointed by the Board of Directors or by the officer or person acting as chairman need be a shareholder.

                                  ARTICLE IV
                               BOARD OF DIRECTORS
                               ------------------

BY-LAW 4.01    NUMBER, ELECTION AND TERM.  The Board of Directors shall consist
----------------------------------------
of one or more members. The number of the members of the Board of Directors to be elected at any meeting of the shareholders shall be determined from time to time by the Board of Directors and, if the Board of Directors does not expressly fix the number of directors to be so elected, then the number of directors shall be the number of directors elected at the preceding regular meeting of shareholders. The number of directors may be increased at any subsequent special meeting of shareholders called for the election of additional directors, by the number so elected. A director need not be a shareholder. Directors shall be elected at each regular meeting of the shareholders, and each director shall be elected to serve for an indefinite term, terminating at the next regular meeting of the shareholders and the election of a qualified successor by the shareholders, or the earlier death, resignation, removal or disqualification of such director.

BY-LAW 4.02    REGULAR MEETINGS.  Unless otherwise specified by the directors,
-------------------------------
the regular meeting of the Board of Directors shall be held at the place of, and immediately following the adjournment of, the regular meeting of the shareholders. At such meeting of the Board of Directors, the Board of Directors shall elect such officers as are deemed necessary for the operation and management of the Corporation, and transact such other business as may properly come before it.

BY-LAW 4.03    SPECIAL MEETINGS.  Special meetings of the Board of Directors may
-------------------------------
be called by the chief executive officer, the President or any director at any time, to be held at the principal executive office of the Corporation, or at some other location which is either within 50 miles of the principal executive offices of the Corporation, determined at any prior meeting of the Board of Directors, or agreed to by a majority of the members of the Board of Directors.

BY-LAW 4.04    NOTICE.  Notice of the date, time and place of meetings of the
---------------------
Board of Directors shall be given to each director personally or by telegraph dispatched at least two days prior to the meeting, or shall be given by mail dispatched at least four days prior to the meeting. In determining the number of days of notice required under this By-Law, the date upon which any such notice is delivered, deposited in the U.S. Mail, or telegraphed, shall be included as one day, and the date of the meeting which in the subject of the notice shall not be included. In the case of meetings held by voice communication as provided in By-Law 4.05 below, such notice shall set forth the specific manner in which the meeting is to be held. Any director may, before, at, or after a meeting of the Board of Directors, waive notice thereof. Any director who attends a meeting shall be deemed to have waived notice of the meeting, unless such director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called and does not participate in the meeting. Unless otherwise provided by the Board of Directors, the provisions of this By-Law shall apply in all respects to the notice requirements of meetings of any committee established by the Board of Directors.

BY-LAW 4.05    TELEPHONE AND CONSENT MEETINGS.  Participation in any meeting of
---------------------------------------------
the Board of Directors or of any committee established by the Board of Directors by conference telephone or other similar means of communication, whereby all persons participating in the meeting can simultaneously and continuously hear each other, shall constitute presence in person at that meeting. Any action which might be taken at a meeting of the Board of Directors or any committee established by the Board of Directors may be taken without a meeting if done in writing, signed by all members of the Board of Directors or such committee, as the case may be.

BY-LAW 4.06    QUORUM/VOTING.  At all meetings of the Board of Directors or of
----------------------------
any committee established by the Board of Directors, a majority of the members must be present to constitute a quorum for the transaction of business. Each member shall have one vote. Voting by proxy, or the establishment of a quorum by proxy, is prohibited. The act of the majority of the members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. In the absence of a quorum, a majority of those present may adjourn the meeting from day to day or time to time without notice other than announcement at such meeting of the date, time and place of the adjourned meeting.

BY-LAW 4.07    ORDER OF BUSINESS/RECORD.  The Board of Directors, or any
---------------------------------------
committee established by the Board of Directors, may, from time to time, determine the order of the business at any meeting thereof. If a Secretary of the Corporation has been elected by the Board of Directors, such Secretary shall keep a record of all proceedings at a meeting of the Board of Directors; otherwise, a Secretary Pro Tem, chosen by the person presiding over the meeting as chairman, shall so act.

BY-LAW 4.08    VACANCY.  A vacancy in membership of the Board of Directors shall
----------------------
be filled by the affirmative vote of the remaining members of the Board of Directors, though less than a quorum, and a member so elected shall serve until his successor is elected by the shareholders at their next regular meeting, or at a special meeting duly called for that purpose.

BY-LAW 4.09    COMMITTEES.  The directors may, by resolution adopted by a
-------------------------
majority of the members of the Board of Directors, designate one or more persons to constitute a committee which, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation. Any such committee shall act only in the interval between meetings of the Board of Directors and shall be subject at all times to the control and direction of the Board of Directors. Unless otherwise provided by the Board of Directors, a meeting of any committee established by the Board of Directors may be called by any member thereof.

BY-LAW 4.10    OTHER POWERS.  In addition to the powers and authorities
---------------------------
conferred upon them by By-Laws, the Board of Directors shall have the power to do all acts necessary and expedient to the conduct of the business of the Corporation which are not conferred upon the shareholders by statute, these By-Laws, or the Articles of Incorporation.

                                   ARTICLE V
                                     SHARES
                                     ------

BY-LAW 5.01    ISSUANCE OF SECURITIES.  The Board of Directors is authorized to
-------------------------------------
issue securities of the Corporation, and rights thereto, to the full extent authorized by the Articles of Incorporation, in such amounts, at such times and to such persons as may be determined by the Board of Directors and permitted by law, subject to any limitations specified in these By-Laws.

BY-LAW 5.02    CERTIFICATES FOR SHARES.  Every shareholder shall be entitled to
--------------------------------------
a certificate, to be in such form as prescribed by law and adopted by the Board of Directors, evidencing the number of shares of the Corporation owned by such shareholder. The certificates shall be signed by the chief executive officer; provided that if a transfer agent has been appointed for the Corporation's shares, such signature may be a facsimile.

BY-LAW 5.03    TRANSFER OF SHARES.  Subject to any applicable or reasonable
---------------------------------
restrictions which may be imposed by the Board of Directors, shares of the corporation shall be transferred upon written demand of the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, accompanied by a tender of the certificates to be transferred properly endorsed, and payment of all transfer taxes due thereon, if any. The Corporation may treat, as the absolute owner of shares of the Corporation, the person or persons in whose name or names the shares are registered on the books of the Corporation.

BY-LAW 5.04    LOST CERTIFICATE.  Any shareholder claiming a certificate
-------------------------------
evidencing ownership of shares to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board of Directors so require, give the Corporation (and its transfer agent, if a transfer agent be appointed) a bond of indemnity in such form with one or more sureties satisfactory to the Board of Directors, in such amount as the Board of Directors may require, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

BY-LAW 5.05    PREEMPTIVE RIGHTS.  Except to the extent limited or prevented in
--------------------------------
the Articles of Incorporation or by statute, each shareholder shall have the right to acquire a fraction of the unissued shares or rights to purchase unissued shares, of the same class or series held by the shareholder, which the Corporation proposes to issue. The fraction of the shares of the new issue which may be purchased under this paragraph shall be the ratio that the number of shares of that class or series owned by the shareholder before the new issue bears to the total number of shares of that class or series outstanding before the new issue.

                                  ARTICLE VI
                                    OFFICERS
                                    --------

BY-LAW 6.01    ELECTION OF OFFICERS.  The Board of Directors, at its regular
-----------------------------------
meeting held after each regular meeting of shareholders shall, and at any special meeting may, elect a Chief Executive Officer and a Chief Financial Officer. Except as may otherwise be determined from time to time by the Board of Directors, such officers shall exercise such powers and perform such duties as are prescribed by these By-Laws. The Board of Directors may elect such other officers and agents as it shall deem necessary from time to time, including Vice Presidents and a Chairman of the Board who shall exercise such powers and perform such duties, not in conflict with the duties of officers designated in these By-Laws, as shall be determined from time to time by the Board of Directors.

BY-LAW 6.02    TERMS OF OFFICE.  The officers of the Corporation shall hold
------------------------------
office until their successors are elected and qualified, notwithstanding an earlier termination of their office as directors. Any officer elected by the Board of Directors may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present at a meeting.

BY-LAW 6.03    SALARIES.  The salaries of all officers of the Corporation shall
-----------------------
be determined by the Board of Directors.

BY-LAW 6.04    CHIEF EXECUTIVE OFFICER.  The President shall be the chief
--------------------------------------
executive officer of the Corporation, unless the Board of Directors shall elect a Chairman of the Board, and designate such Chairman as the Chief Executive Officer, in which case the Chairman of the Board shall be the chief executive officer. The chief executive officer shall;

          a.  have general active management of the business of the Corporation;

          b. when present, and except where the Board of Directors elect a Chairman of the Board, preside at all meetings of the Board of Directors and of the shareholders;

          c. see that all orders and resolutions of the Board of Directors are carried into effect;

          d. sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or these By-Laws or by the Board of Directors to some other officer or agent of the Corporation;

          e. maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders; and

          f.  perform other duties prescribed by the Board of Directors.

BY-LAW 6.05    CHIEF FINANCIAL OFFICER.  The Treasurer shall be the chief
--------------------------------------
financial officer of the Corporation, and as such shall:

          a.  keep accurate financial records for the Corporation;

          b. deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors;

          c. endorse for deposit all notes, checks, and drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefor;

          d. disburse funds of the Corporation, and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors;

          e. render to the chief executive officer and the Board of Directors, whenever requested, an account of all transactions by the Treasurer and of the financial condition of the Corporation; and

          f. perform other duties prescribed by the Board of Directors or by the chief executive officer, under whose supervision the Treasurer shall be.

BY-LAW 6.06    SECRETARY.  The Secretary, if elected, shall:
------------------------

          a. attend all meetings of the Board of Directors at the request of the chief executive officer or the Board of Directors, and shall attend all meetings of the shareholders and record all votes and the minutes of all proceedings in a book kept for that purpose; and shall perform like duties for a committee when required by the chief executive officer; and

          b. perform other duties prescribed by the Board of Directors or by the chief executive officer, under whose supervision the Secretary shall be.

BY-LAW 6.07    DELEGATION OF AUTHORITY.  Except where prohibited or limited by
--------------------------------------
the Board of Directors, an officer elected by the Board of Directors may delegate some or all of the duties or powers of his or her office to another person, provided that such delegation is in writing, and a copy of such written delegation, identifying the person to whom those duties or powers are delegated, and specifying the nature, extent and any limitations of the duties or powers delegated, is delivered in the same manner as provided for notices of meetings of the Board of Directors to all members of the Board of Directors prior to such delegation becoming effective.

                                  ARTICLE VII
                                 MISCELLANEOUS
                                 -------------

BY-LAW 7.01    CORPORATE SEAL.  If so directed by the Board of Directors, the
-----------------------------
Corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the Corporation. The seal need only include the word "seal," but it may also include, at the discretion of the Board of Directors, such additional wording as is permitted by the statute.

BY-LAW 7.02    REIMBURSEMENT BY DIRECTORS AND OFFICERS.  Any payments made to
------------------------------------------------------
any officer or director of this Corporation, such as salary, commission, bonus, interest, or rent, or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or director to the Corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each said amount disallowed. In lieu of payment by the officer or director, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

BY-LAW 7.03    AMENDMENTS TO BY-LAWS.  These By-Laws may be amended or altered
------------------------------------
by the vote of a majority of all of the members of the Board of Directors at any meeting. Such authority of the Board of Directors is subject to the power of the shareholders to adopt, amend or repeal By-Laws adopted, amended or repealed by the Board of Directors, pursuant to statute at any regular or special meeting called for that purpose.

     The foregoing By-Laws of this Corporation were adopted by the Board of Directors on the 20th day of April, 1992.


                                  /s/ Marlin F. Torguson
                                ------------------------
                                Marlin F. Torguson
                                Chief Executive Officer

                    RESOLUTION ADOPTED BY BOARD OF DIRECTORS

                                       OF

                               CASINO MAGIC CORP.

                                       ON

                                AUGUST 17, 1992



RESOLVED, that By-Law 4.01 of the By-Laws of Casino Magic Corp. is hereby amended to read as follows, and it shall supercede and replace in its entirety the existing By-Law 4.01:

"BY-LAW 4.01 NUMBER, ELECTION AND TERM.  The Board of Directors shall consist of
 -------------------------------------
one or more members. The number of the members of the Board of Directors to be elected at any meeting of the shareholders shall be determined from time to time by the Board of Directors and, if the Board of Directors does not expressly fix the number of directors to be so elected, then the number of directors shall be the number of directors elected at the preceding regular meeting of the shareholders, provided that prior to January 1, 1993, the directors may increase the number of members of the Board of Directors and elect additional directors to the vacancies so created subject to the power of the shareholders at the next meeting of shareholders to remove the director(s) so elected and to reduce the size of the Board. The number of directors may be increased at any subsequent special meeting of shareholders called for the election of additional directors, by the number so elected. A director need not be a shareholder. Directors shall be elected at each regular meeting of the shareholders, and each director shall be elected to serve for an indefinite term, terminating at the next regular meeting of the shareholders and the election of a qualified successor, or the earlier death, resignation, removal or disqualification of such director."

                 RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS
                                       OF
                               CASINO MAGIC CORP.
                                       ON
                                 APRIL 4, 1995



RESOLVED, that pursuant to the authority provided to the Casino Magic Corp. (the "Corporation") Board of Directors set forth in By-Law 7.03, By-Law 4.09 of the By-Laws of the Corporation is hereby amended to read as follows, and it shall supersede and replace in its entirety the existing By-Law 4.09:

          "BY-LAW 4.09 COMMITTEES.  The Directors may, by resolution adopted by
           ----------------------
          a majority of the members of the Board of Directors present at any duly held meeting thereof, designate one or more persons to constitute a committee which, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation. The authority of any such committee and any member thereof, may be terminated at the discretion of the Board of Directors. Unless otherwise provided by the Board of Directors, a meeting of any committee established by the Board of Directors may be called by any member thereof."

                 RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
                                       OF
                               CASINO MAGIC CORP.
                                       ON
                                 APRIL 16, 1996



RESOLVED, that the By-Laws of Casino Magic Corp. (the "Corporation") are hereby amended to add a By-Law 4.11, which will read as follows:

     "BY-LAW 4.11  REMOVAL BY BOARD OF DIRECTORS.  The Board of Directors may
      ------------------------------------------
     remove as a member of the Board of Directors any person who has:

          (i) been convicted of a felony, or indicted by a grand jury for the commission of a felony, while nominated for or serving as a member of the Board of Directors;
          (ii) been convicted of a felony at any time, unless all relevant facts and circumstances relating to such conviction were disclosed in writing by such member to each member of the Board of Directors at least 90 but not more than 180 days prior to such member's initial nomination and election as a member of the Board of Directors;

          (iii) has been convicted of a gross misdemeanor involving moral turpitude while nominated for or serving as a member of the Board of Directors; or
          (iv) has been found ineligible or otherwise unsuitable to serve as a member of the Board of Directors by any governmental authority which regulates gaming and has jurisdiction over the operations or license application of, or license, permit or franchise granted to, the Corporation or any subsidiary thereof.

     The authority to remove a member pursuant to this By-Law provision may be exercised by a majority of the disinterested members of the board of Directors. For the purpose of this By-Law provision, all members of the Board of Directors, except for the member whose removal is being proposed, shall be deemed to be disinterested."

RESOLVED FURTHER, that the Secretary of the Corporation is authorized and directed to make the foregoing By-Law 4.11 a part of the Corporation's permanent records.

                              AMENDMENT OF BY-LAWS

                                       OF

                               CASINO MAGIC CORP.
                               ------------------
                            A MINNESOTA CORPORATION


          Section 4.01 of the By-Laws of Casino Magic Corp., a Minnesota corporation, was amended by resolution duly adopted by Written Consent of the Sole Shareholder as of October 15, 1998 to read in its entirety as follows:

            BY-LAW 4.01  Number, Election and Term.  The Board of
            --------------------------------------
            Directors shall consist of one or more members. The number of the members of the Board of Directors shall be determined from time to time by the majority vote or unanimous written consent of the shareholders as providedby the Minnesota Business Corporation Act. A director need not be a shareholder. Directors shall be elected at each regular meeting of the shareholders, and each director shall be elected to serve for an indefinite term, terminating at the next regular meeting of the shareholders and the election of a qualified successor, or the earlier death, resignation, removal or disqualification of such director.

          Section 6.04 of the By-Laws of Casino Magic Corp., a Minnesota corporation, was amended by resolution duly adopted by Written Consent of the Sole Director as of October 15, 1998 to read in its entirety as follows:

            BY-LAW 6.04  Chief Executive Officer.  Subject to such
            ------------------------------------
            supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general active management of the business of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall see that all orders and resolutions of the Board are carried into effect, shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws. He shall sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is delegated by the Board of Directors to some other officer or agent of the Corporation.